________________________________________________________________________ John Hancock Advisers, LLC

John Hancock Investment Management Services, LLC

601 Congress Street Boston, MA 02210

January 1, 2014

To the Trustees of: John Hancock Funds II 601 Congress Street Boston, MA 02210

Re: Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice

With reference to the Amended and Restated Advisory Agreement dated September 26, 2008, entered into by and between John Hancock Investment Management Services, LLC (”JHIMS”) and John Hancock Funds II (the “Trust”), as amended, and the Advisory Agreements dated December 18, 2013 and January 1, 2014 entered into by and between John Hancock Advisers, LLC (collectively with JHIMS, the “Adviser”) and the Trust, as amended, on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to waive its management fee for each Fund or, to the extent necessary, bear other expenses, as set forth in the Appendix attached hereto. As noted in the Appendix, certain waivers are voluntary and may be terminated at any time by the Adviser upon notice to the Trust.

2. We understand and intend that you will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission and in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit you so to rely.

Very truly yours,
JOHN HANCOCK ADVISERS, LLC	ACCEPTED BY:
JOHN HANCOCK INVESTMENT MANAGEMENT
SERVICES, LLC	JOHN HANCOCK FUNDS II

By: /s/ Jeffrey H. Long Name: Jeffrey H. Long Title: Chief Financial Officer	By: /s/ Charles A. Rizzo Name: Charles A. Rizzo Title: Chief Financial Officer

APPENDIX A
Fund Level Contractual Expense Limitations

-- The Adviser contractually agrees to reduce its management fee for each Fund listed below, or if necessary make payment to the Fund, in an amount equal to the amount by which the “ Other Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund set forth below. “Other Expenses” means the expenses of the Fund, excluding (a) advisory fees (b) taxes, (c) brokerage commissions, (d) interest expense, (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (f) 12b-1 fees, (g) transfer agency fees and service fees, (h) blue-sky fees, (i) printing and postage fees, (j) underlying fund expenses (“acquired fund fees”) and (k) short dividend expense.

For the following Funds the current expense limitation agreement expires on December 31, 2014, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Asia Total Return Bond Fund	0.15%
Core Diversified Growth & Income Portfolio	0.06%
Core Fundamental Holdings Portfolio	0.06%
Core Global Diversification Portfolio	0.06%
Retirement Living through 2050 Portfolio	0.05%
Retirement Choices at 2050 Portfolio	0.05%
Retirement Choices at 2045 Portfolio	0.05%
Retirement Choices at 2040 Portfolio	0.05%
Retirement Choices at 2035 Portfolio	0.05%
Retirement Choices at 2030 Portfolio	0.05%
Retirement Choices at 2025 Portfolio	0.05%
Retirement Choices at 2020 Portfolio	0.05%
Retirement Choices at 2015 Portfolio	0.05%
Retirement Choices at 2010 Portfolio	0.05%
Retirement Living through II 2010 Portfolio	0.05%
Retirement Living through II 2015 Portfolio	0.05%
Retirement Living through II 2020 Portfolio	0.05%
Retirement Living through II 2025 Portfolio	0.05%
Retirement Living through II 2030 Portfolio	0.05%
Retirement Living through II 2035 Portfolio	0.05%
Retirement Living through II 2040 Portfolio	0.05%
Retirement Living through II 2045 Portfolio	0.05%
Retirement Living through II 2050 Portfolio	0.05%
Lifestyle II Aggressive Portfolio	0.10%
Lifestyle II Growth Portfolio	0.10%
Lifestyle II Balanced Portfolio	0.10%
Lifestyle II Moderate Portfolio	0.10%
Lifestyle II Conservative Portfolio	0.10%

A-1

APPENDIX B

Class Specific Contractual Expense Limitations

For each Fund listed in the table below, the Adviser contractually agrees to waive and/or reimburse all class specific expenses for the share classes of the Fund listed in the table below, including Rule 12b-1 fees, transfer agency fees and service fees, shareholder servicing fees, blue-sky fees, and printing and postage fees and other class specific expenses (“Class Level Expenses”), to the extent they exceed the amount of average annual net assets (on an annualized basis) attributable to the class set forth in the table (the “Class Expense Waiver”).

For purposes of implementing any total fund operating expense limitations set forth in the tables in Appendix D in addition to a Class Expense Waiver for the same share class, the Class Expense Waiver will be applied first and if following the application of the Class Expense Waiver to the extent that “Expenses” of the share class (as described in Appendix D) exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table in Appendix D (the “Class Total Operating Contractual Expense Limitation”), the Adviser contractually agrees to reduce its management fee or, if necessary, make payment to the class in an amount equal to the amount by which “Expenses” (as described in Appendix D) of the share class exceed the Class Total Operating Contractual Expense Limitation.

The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Class R6	Expiration Date of Expense
		Limit
Currency Strategies Fund	0.00%	November 30, 2015*
Emerging Markets Fund	0.00%	December 31, 2015*
Floating Rate Income Fund	0.00%	December 31, 2015*
Global Absolute Return Strategies Fund	0.00%	November 30, 2015*
Natural Resources Fund	0.00%	December 31, 2015*
Small Cap Value Fund	0.00%	December 31, 2015*
Strategic Income Opportunities Fund	0.00%	December 31, 2015*

* Contractual expense limitations take effect February 1, 2014. The Adviser will voluntary waive to same rate from January 1, 2014 until February 1, 2014.

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APPENDIX C
Class Specific Voluntary Expense Limitations

For each Fund listed in the table below, the Adviser voluntarily agrees to waive and/or reimburse all class specific expenses for the share classes of the Fund listed in the table below, including Rule 12b-1 fees, transfer agency fees and service fees, shareholder servicing fees, blue-sky fees, and printing and postage fees and other class specific expenses (“Class Level Expenses”), to the extent they exceed the amount of average annual net assets (on an annualized basis) attributable to the class set forth in the table (the “Class Voluntary Expense Waiver”).

For purposes of implementing any total fund operating expense limitations set forth in the tables in Appendix E in addition to a Class Voluntary Expense Waiver for the same share class, the Class Voluntary Expense Waiver will be applied first and if following the application of the Class Voluntary Expense Waiver to the extent that “Expenses” of the share class (as described in Appendix E) exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table in Appendix E (the “Class Total Operating Voluntary Expense Limitation”), the Adviser agrees to reduce its management fee or, if necessary, make payment to the class in an amount equal to the amount by which “Expenses” (as described in Appendix E) of the share class exceed the Class Total Operating Voluntary Expense Limitation.

The Adviser may terminate these voluntary waivers at any time upon notice to the Trust.

Fund	Class R6	Effective Date of Expense Limit
Redwood Fund	0.00%	December 30, 2013

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APPENDIX D
Class Level Contractual Total Operating Expense Limitations

For each Fund listed in the table below, the Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as outlined in the table below.

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) underlying fund expenses (“acquired fund fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (f) short dividend expense. The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Class A	Class	Class C	Class	Class	Class	Class	Class	Class	Class R6	Class	Expiration
		B		I	R1	R2	R3	R4	R5		NAV	Date of
												Expense
												Limit
Currency Strategies	1.60%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.05%	N/A	November
Fund												30, 2014
										See
										Appendix
										B
Emerging Markets	1.35%	N/A	N/A	1.04%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December
Debt Fund												31, 2014
Fundamental All	1.30%	N/A	N/A	0.94%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	November
Cap Core Fund												30, 2014

Fundamental Large	1.30%	N/A	N/A	0.94%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	November
Cap Core Fund												30, 2014

Fundamental Large	1.30%	N/A	N/A	0.94%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	November
Cap Value Fund												30, 2014

Global Absolute	N/A	N/A	N/A	N/A	N/A	2.00%	N/A	N/A	N/A	1.50%	N/A	November
Return Strategies												30, 2014
Fund										See
										Appendix

D-1

Fund	Class A	Class	Class C	Class	Class	Class	Class	Class	Class	Class R6	Class	Expiration
		B		I	R1	R2	R3	R4	R5		NAV	Date of
												Expense
												Limit
										B
Global Income Fund	1.35%	N/A	N/A	1.04%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	November
												30, 2014

International	1.35%	N/A	N/A	1.10%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	January 31,
Growth Equity Fund												2015
International Small	1.63%	N/A	N/A	1.23%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December
Company Fund												31, 2014
Emerging Markets	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.22%	N/A	December
Fund												31, 2014
										See
										Appendix
										B

Floating Rate	1.20%	1.95%	1.95%	N/A	N/A	N/A	N/A	N/A	N/A	0.81%	N/A	December
Income Fund												31, 2014
										See
										Appendix
										B

Short Duration	1.21%	N/A	N/A	0.90%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	November
Credit Opportunities												30, 2014
Fund (formerly
Multi Sector Bond
Fund)
Natural Resources	1.58%	N/A	N/A	1.38%	N/A	N/A	N/A	N/A	N/A	1.28%	N/A	December
Fund												31, 2014
										See
										Appendix
										B

Strategic Income	1.17%	N/A	1.87%	N/A	N/A	1.22%	N/A	N/A	N/A	0.83%	N/A	December
Opportunities Fund												31, 2014
										See
										Appendix
										B
U.S. Equity Fund	1.35%	N/A	N/A	0.89%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December
												31, 2014

Small Cap Value	1.60%	N/A	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	1.20%	N/A	December
Fund												31, 2014
	(Effective			(Effective						(Effective
	12/30/13)			12/30/13)						12/30/13)

D-2

APPENDIX E
Voluntary Total Operating Expense Limitations

For each Fund listed in the table below, the Adviser voluntarily agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as outlined in the table below.

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) underlying fund expenses (“acquired fund fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (f) short dividend expense. The Adviser may terminate these voluntary waivers at any time upon notice to the Trust.

Fund	Class A	Class	Class	Class	Class	Class R2	Class	Class	Class	Class	Class	Effective
		B	C	I	R1		R3	R4	R5	R6	NAV	Date of
												Expense
												Limit
China Emerging	1.70%	N/A	N/A	1.37%	N/A	N/A	N/A	N/A	N/A	N/A	1.26%	December
Leaders Fund												19, 2013

Diversified Strategies	1.70%	N/A	N/A	1.39%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	September
Fund												20, 2013
Global Equity Fund	1.35%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	March 15,
												2013
Redwood Fund	1.65%	N/A	N/A	1.35%	N/A	N/A	N/A	N/A	N/A	1.25%	N/A	December
												30, 2013

E-1

APPENDIX F
Fund Level Investment Management Fee Waivers

International Value Fund
Natural Resources Fund
Small Cap Opportunities Fund

The Adviser contractually agrees to waive its management fee for each Fund in an amount equal to the amount by which the management fee retained by the Adviser after payment of the subadvisory fees for the Fund exceeds 0.45% as a percentage of average annual net assets (on an annualized basis) of the Fund. The current expense limitation agreement expires on December 31, 2014, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Strategic Equity Allocation Fund

The Adviser voluntarily agrees to waive its management fee for the Funds in an amount equal to the amount by which the management fee retained by the Adviser after payment of the subadvisory fees for the Fund exceeds 0.45% as a percentage of average annual net assets (on an annualized basis) of the Fund. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

F-1

APPENDIX G

Retirement Living Portfolios’ Class Only Expense Limitation Agreement

Retirement Living Portfolios

-- The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of each of the Retirement Living Portfolios and Retirement Living II Portfolios set forth below in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business and (g) short dividend expense. This expense limitation agreement expires on December 31, 2014, unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Portfolio	Class A	Class	Class	Class	Class	Class	Class	Class
		R1	R2	R3	R4	R5	R6	I

Retirement	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A
Living through
2050
Retirement	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A
Living through
2045
Retirement	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A
Living through
2040
Retirement	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A
Living through
2035
Retirement	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A
Living through
2030
Retirement	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A
Living through
2025
Retirement	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A
Living through
2020
Retirement	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A
Living through
2015

G-1

Retirement	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A
Living through
2010

Portfolio	Class 1	Class	Class	Class	Class	Class	Class	Class
		R1	R2	R3	R4	R5	R6	I

Retirement	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A
Living through
II 2050
Retirement	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A
Living through
II 2045
Retirement	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A
Living through
II 2040
Retirement	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A
Living through
II 2035
Retirement	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A
Living through
II 2030
Retirement	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A
Living through
II 2025
Retirement	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A
Living through
II 2020
Retirement	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A
Living through
II 2015
Retirement	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A
Living through
II 2010

G-2

APPENDIX H

Lifestyle Portfolios’ Class Only Expense Limitation Agreement

Lifestyle Portfolios

-- The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of each of the five Lifestyle Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class B	Class C	Class	Class	Class	Class	Class	Class
			R1	R2	R3	R4	R5	R6
0.41%	1.30%**	N/A	N/A	0.56%	N/A	N/A	N/A	0.00%*
	(1.29% for
	Lifestyle
	Aggressive
	Portfolio
	until
	4/30/14)

“Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business and (g) short dividend expense. The current expense limitation agreement expires on April 30, 2015, unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

* 0.05% until January 1, 2014. Contractual expense limit of 0.00% takes effect February 1, 2014. Voluntary expense limit of 0.00% from January 1, 2014 until February 1, 2014.

** 1.29% for Lifestyle Aggressive Portfolio until April 30, 2014.

Lifestyle II Portfolios

-- The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of each of the five Lifestyle II Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class B	Class C	Class	Class	Class	Class	Class	Class
			R1	R2	R3	R4	R5	R6
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.10%

“Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in

I-1

the ordinary course of the Portfolio’s business and (g) short dividend expense. The current expense limitation agreement expires on December 31, 2014 unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

G-2

APPENDIX I

Retirement Choices Portfolios’ Class Only Expense Limitation Agreement

Retirement Choices at 2050 Portfolio
Retirement Choices at 2045 Portfolio
Retirement Choices at 2040 Portfolio
Retirement Choices at 2035 Portfolio
Retirement Choices at 2030 Portfolio
Retirement Choices at 2025 Portfolio
Retirement Choices at 2020 Portfolio
Retirement Choices at 2015 Portfolio
Retirement Choices at 2010 Portfolio

-- The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Retirement Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business and (g) short dividend expense. The current expense limitation agreement expires on December 31, 2014, unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Class R1	Class R2	Class R4	Class R6
0.75%	0.50%	0.25%	0.00%

I-1

APPENDIX J
Voluntary Advisor Waiver Agreement

T. Rowe Price Subadvised Funds

The Adviser has voluntarily agreed to reduce the management fee for each of the following funds subadvised by T. Rowe Price Associates, Inc. by the amount that the subadvisory fee is reduced for the fund by T. Rowe Price Associates, Inc. pursuant to the Amended and Restated Group Fee Waiver Agreement between John Hancock Investment Management Services, LLC and T. Rowe Price Associates, Inc. dated September 30, 2011.

Blue Chip Growth Fund
Capital Appreciation Value Fund
Equity-Income Fund
Health Sciences Fund
Mid Value Fund
Real Estate Equity Fund
Science & Technology Fund
Small Company Value Fund
Spectrum Income Fund

Deutsche Bank Subadvised Funds

Effective June 1, 2013, the Adviser has voluntarily agreed to reduce the management fee for each of the following funds subadvised by Deutsche Investment Management Americas Inc. (“Deutsche”) by the amount that the subadvisory fee for the fund is reduced by Deutsche pursuant to the Deutsche fee letter agreement dated May 13, 2013.

Global Real Estate Fund
Real Estate Securities Fund

This voluntary expense reimbursement will continue in effect until terminated at any time by the Adviser on notice to the Trust.

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APPENDIX K

Alternative Asset Allocation Expense Limitation Agreement

Alternative Asset Allocation Fund

The Adviser contractually agrees to reduce its management fee for the Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Other Expenses” of the Fund exceed 0.04% as a percentage of average annual net assets (on an annualized basis) of the Fund. “Other Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fees, (f) 12b-1 fees, (g) transfer agency fees and service fees, (h) blue-sky fees, (i) printing and postage fees, (j) underlying fund expenses (“acquired fund fees”) and (k) short dividend expense. The current expense limitation agreement expires on December 31, 2014, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

-- The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (g) short dividend expense. This expense limitation agreement expires on December 31, 2014 (June 30, 2015 in the case of Class R6), unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Class A	Class C	Class I	Class R2	Class R4	Class R6
N/A	N/A	N/A	0.67%	0.42%	0.00%*

* 0.20% until January 1, 2014. Contractual expense limit of 0.00% takes effect February 1, 2014. Voluntary expense limit of 0.00% from January 1, 2014 until February 1, 2014.

The Adviser contractually agrees to reduce its management fee by 0.10% as a percentage of average annual net assets (on an annualized basis) of the Fund. The current expense limitation agreement expires on December 31, 2014, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

L-1

APPENDIX L
Voluntary Advisor Waiver Agreements

Lifestyle Portfolios

The Adviser voluntarily agrees to waive its advisory fee for each Lifestyle Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.50% of the Fund’s first $7.5 billion of average annual net assets and 0.49% of the Fund’s average annual net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Retirement Living Portfolios

The Adviser voluntarily agrees to waive its advisory fee for each Retirement Living Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average annual net assets and 0.50% of the Fund’s average annual net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Retirement Living II Portfolios

The Adviser voluntarily agrees to waive its advisory fee for each Retirement Living II Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average annual net assets and 0.50% of the Fund’s average annual net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Retirement Choices Portfolios

The Adviser voluntarily agrees to waive its advisory fee for each Retirement Choices Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average annual net assets and 0.50% of the Fund’s average annual net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Alternative Asset Allocation Fund

The Adviser voluntarily agrees to waive its advisory fee for the Fund so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.60% of the Fund’s average annual net assets. The Adviser may terminate this voluntary waiver at any time upon notice to the Fund.

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Total Return Fund

Effective June 1, 2013, the Adviser voluntarily agrees to reduce its advisory fee that would be payable by the Total Return Fund (after giving effect to asset-based breakpoints) by 0.02% of the Total Return Fund's average daily net assets. The Adviser may terminate this voluntary waiver at any time upon notice to the Total Return Fund.

Alpha Opportunities Fund

Effective June 1, 2013, the Adviser voluntarily agrees to reduce its advisory fee that would be payable by the Alpha Opportunities Fund (after giving effect to asset-based breakpoints) by 0.03% of the Alpha Opportunities Fund's average daily net assets. The Adviser may terminate this voluntary waiver at any time upon notice to the Alpha Opportunities Fund.

Natural Resources Fund

Effective June 1, 2013, the Adviser voluntarily agrees to reduce its advisory fee that would be payable by the Natural Resources Fund (after giving effect to asset-based breakpoints) by 0.03% of the Natural Resources Fund's average daily net assets. The Adviser may terminate this voluntary waiver at any time upon notice to the Natural Resources Fund.

Mid Cap Value Index Fund

Effective June 1, 2013, the Adviser voluntarily agrees to reduce its advisory fee that would be payable by the Mid Cap Value Index Fund (after giving effect to asset-based breakpoints) by 0.15% of the Mid Cap Value Index Fund's average daily net assets. The Adviser may terminate this voluntary waiver at any time upon notice to the Mid Cap Value Index Fund.

Funds Listed in Attachment A

The Adviser voluntarily agrees to reduce its management fee for each Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund listed in Attachment A. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fees, (f) 12b-1 fees, (g) transfer agency fees and service fees, (h) blue-sky fees, (i) printing and postage fees, (j) underlying fund expenses (“acquired fund fees”) and (k) short dividend expense. This voluntary expense reimbursement will continue in effect until terminated at any time by the Adviser on notice to the Trust.

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